EXHIBIT 1


                          GS MORTGAGE SECURITIES CORP.

                              GSAMP TRUST 2006-HE8

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HE8

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                             Underwriting Agreement
                             ----------------------

                          Dated as of December 27, 2006

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

            GS Mortgage Securities Corp. (the "Company") proposes to cause GSAMP Trust 2006-HE8 (the "Trust") to issue its Mortgage Pass-Through Certificates, Series 2006-HE8 (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Litton Loan Servicing LP, as a servicer ("Litton"), Avelo Mortgage, L.L.C., as a servicer ("Avelo", together with Litton, the "Servicers"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), The Bank of New York Trust Company, National Association, as a custodian ("BoNY"), U.S. Bank National Association, as a custodian ("U.S. Bank"), Deutsche Bank National Trust Company, as a custodian (together with U.S. Bank and BoNY, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee"), and proposes to sell to you (the "Underwriter") the Certificates specified on Schedule I hereto. The Class A-1, Class A-2A, Class A-2B Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class R, Class RC and Class RX Certificates identified on Schedule I hereto are the "Publicly Offered Certificates." The Publicly Offered Certificates, together with the Trust's Mortgage Pass-Through Certificates, Class B-1, Class B-2, Class P and Class X Certificates, will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust primarily consisting of a segregated pool of mortgage loans and certain other related assets.

            Goldman Sachs Mortgage Company ("GSMC") purchased certain mortgage loans (the "Mortgage Loans") from (1) Aames Capital Corporation ("Aames"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, by and between GSMC and Aames, (2) Decision One Mortgage Company, LLC ("Decision One"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, by and between GSMC and Decision One, (3) First Horizon Home Loan Corporation ("First Horizon"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, by and between GSMC and First Horizon, (4) MILA, Inc. ("MILA"), pursuant to the Second Amended and Restated Flow Mortgage Loan Purchase Agreement, dated as of June 1, 2006, by and between GSMC and MILA, (5) NovaStar Mortgage, Inc. ("NovaStar"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated May 1, 2006, by and between GSMC and NovaStar, (6) Quicken Loans, Inc. ("Quicken"), pursuant to the Amended and Restated Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2006, by and between GSMC and Quicken, (7) Residential Funding Company, LLC ("RFC"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, by and between GSMC and RFC, (8) Sebring Capital Partners, Limited Partnership ("Sebring"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of February 1, 2006, as amended by Amendment No. 1, dated September 1, 2006, by and between GSMC and Sebring, (9) Senderra Funding LLC ("Senderra"), pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006, as amended by Amendment No. 1, dated as of June 28, 2006, by and between GSMC and Senderra, (10) Wilmington Finance, Inc. ("Wilmington"), pursuant to the Flow Mortgage Loan Purchase, Warranties and Servicing Agreement,, dated as of November 1, 2006, by and between GSMC and Wilmington, and (11) certain conduit loan sellers, pursuant to certain Master Loan Purchase Agreements, each between GSMC and the related conduit loan seller.

            The Company will acquire the Mortgage Loans from GSMC pursuant to
(1) an Assignment, Assumption and Recognition Agreement, dated December 27, 2006, among Aames, the Company and GSMC (the "Aames Assignment Agreement"), (2) an Assignment, Assumption and Recognition Agreement, dated December 27, 2006, among Decision One, the Company and GSMC (the "Decision One Assignment Agreement"), (3) an Assignment, Assumption and Recognition Agreement, dated December 27, 2006, among NovaStar, the Company and GSMC (the "NovaStar Assignment Agreement"), (4) an Assignment, Assumption and Recognition Agreement, dated December 27, 2006, among First Horizon, the Company and GSMC (the "First Horizon Assignment Agreement," and together with the preceding agreements, the "Assignment Agreements") and (5) a Bill of Sale, dated as of December 27, 2006, by and between the Company and GSMC (the "Bill of Sale").

            At or prior to the time when sales to investors of the Publicly Offered Certificates were first made (the "Time of Sale"), the Company had prepared the following information (collectively, the "Time of Sale Information"): the GSAMP 2006-HE8 Free Writing Prospectus dated December 18, 2006, including the Company's Term Sheet attached thereto (the "Transaction FWP"), the Company's Prospectus, dated October 6, 2006, and any other "free-writing prospectus" (as defined pursuant to Rule 405 under the Act (as defined herein)) (a "Free Writing Prospectus") listed on Schedule IV hereto. If, subsequent to the date of this Agreement, the Company and the Underwriter determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and terminate their old purchase contracts and entered into new purchase contracts with purchasers of the Publicly Offered Certificates, then "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information") and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

            Certain Mortgage Loan documents, including the mortgage notes and mortgages, will be held by the Trustee pursuant to the Pooling and Servicing Agreement. The Publicly Offered Certificates are described more fully in
Schedule I hereto and in the Time of Sale Information and the Prospectus (as defined herein). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            1. The Company represents and warrants to, and agrees with, the Underwriter that:

            (a) A registration statement on Form S-3 (Commission File No. 333-132809), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. Such registration statement, as amended or supplemented as of the date of the Prospectus (as defined herein), including the exhibits thereto and information that is contained in the Prospectus (as defined below) and is deemed to be part of and included in such registration statement as such registration statement may have been amended or supplemented as of the date of the Prospectus, is hereinafter referred to as the "Registration Statement"; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Base Prospectus"; such form of supplement to the Base Prospectus relating to the Publicly Offered Certificates, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Act (including the Base Prospectus as so supplemented) is hereinafter referred to as the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the "Prospectus". For purposes of this Agreement, "Effective Time" means the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Commission or is deemed effective pursuant to Rule 430B under the Act, and "Effective Date" means the date of the Effective Time or deemed effective date pursuant to Rule 430B under the Act;

            (b) On the Effective Date, the Registration Statement did conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use in the Registration Statement;

            (c) On the date of this Agreement, the Registration Statement conforms, and at the time of the last filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use in the Registration Statement, the Prospectus or the Time of Sale Information (such information being collectively referred to as "Underwriter Statements");

            (d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Underwriter Statements;

            (e) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Statements;

            (f) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Time of Sale Information, and (iii) each other written communication of the Company or its agents and representatives approved in writing in advance by the Underwriter or in any other manner mutually agreed by the Underwriter and the Company (each such communication referred to in clause
      (ii) and this clause (iii) constituting an "issuer free writing prospectus," as defined in Rule 433(h) under the Act, being referred to as an "Issuer Free Writing Prospectus"). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 5(a) (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Statements;

            (g) Since the respective dates as of which information is given in the Time of Sale Information, Registration Statement or the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information, Registration Statement or the Prospectus;

            (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to own its properties and to conduct its business as described in the Time of Sale Information and the Prospectus;

            (i) At the Time of Delivery (as defined herein), the Pooling and Servicing Agreement, the Bill of Sale and the Assignment Agreements will have been duly authorized, executed and delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            (j) When the Publicly Offered Certificates are issued, executed, authenticated and delivered pursuant to this Agreement and the Pooling and Servicing Agreement, the Publicly Offered Certificates will have been duly authorized, executed, authenticated, issued and delivered and will be entitled to the benefits of the Pooling and Servicing Agreement; and the Publicly Offered Certificates and the Pooling and Servicing Agreement will conform to the descriptions thereof in the Time of Sale Information and the Prospectus;

            (k) The issue and sale of the Publicly Offered Certificates, the compliance by the Company with all of the provisions of this Agreement, the Pooling and Servicing Agreement, the Bill of Sale and the Assignment Agreements, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Publicly Offered Certificates or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Bill of Sale or the Assignment Agreements except such as have been obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Publicly Offered Certificates by the Underwriter;

            (l) The statements set forth in the Transaction FWP and the Prospectus under the caption "Description of the Certificates," insofar as they purport to constitute a summary of the terms of the Publicly Offered Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;

            (m) Other than as set forth or contemplated in the Time of Sale Information or the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Company, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (n) The Company will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Time of Delivery, the Company will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling and Servicing Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the Trustee by all necessary action;

            (o) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Bill of Sale, the Assignment Agreements and the Publicly Offered Certificates will have been paid at or prior to the Time of Delivery;

            (p) At the Time of Delivery, the Mortgage Loans will have been duly and validly assigned and delivered by the Company to the Trustee;

            (q) The Company is not, and on the date on which the first bona fide offer of the Publicly Offered Certificates is made (within the meaning of Rule 164(h)(2) under the Act) will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

            (r) The Trust created by the Pooling and Servicing Agreement will not at the Time of Delivery be required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

            (s) The Company is not and at the Time of Delivery will not be an "investment company," as such term is defined in the Investment Company Act.

            2. The Underwriter represents and warrants to, and agrees with, the Company, that:

            (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has not made and will not make an offer of Publicly Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Publicly Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Publicly Offered Certificates to the public in that Relevant Member State at any time:

                        (A) to legal entities which are authorized or regulated
                  to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                        (B) to any legal entity which has two or more of (1) an
                  average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                        (C) in any other circumstances which do not require the
                  publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this provision, the expression "offer of Publicly Offered Certificates to the public" in relation to any Publicly Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Publicly Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (b) The Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Publicly Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

            (c) The Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Publicly Offered Certificates in, from or otherwise involving the United Kingdom.

            3. Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price determined in accordance with Schedule II hereto, the principal amount of the Publicly Offered Certificates in accordance with Schedule III hereto. Upon the authorization by you of the release of the Publicly Offered Certificates, the Underwriter proposes to offer the Publicly Offered Certificates for sale to the public (which may include selected dealers) upon the terms and conditions set forth in the Time of Sale Information and the Prospectus.

            4. (a) The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates to be purchased by the Underwriter will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver such Publicly Offered Certificates to the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer to the Company of Federal (same day) funds, by causing DTC to credit such Publicly Offered Certificates to the account of the Underwriter at DTC. The Class R, Class RC and Class RX Certificates will be represented by one or more definitive Certificates in the physical form. The Company will cause the certificates representing such Publicly Offered Certificates to be made available to the Underwriter for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Underwriter (the "Designated Office"). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on December 27, 2006, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery" and such date is herein called the "Closing Date."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Publicly Offered Certificates and any additional documents requested by the Underwriter pursuant to Section 7(q) hereof, will be delivered at the offices of Cadwalader, Wickersham & Taft LLP ("Cadwalader") at One World Financial Center, New York, NY 10281 (the "Closing Location"), and the Publicly Offered Certificates will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

            5. The Company agrees with the Underwriter:

            (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein, and, if required, subject to Section 11, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b) or Rule 433;

            (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented, or to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, in each case prior to the Closing Date, without furnishing the Underwriter with a copy of the proposed form thereof and providing the Underwriter with a reasonable opportunity to review the same; and during such same period to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing or any such Issuer Free Writing Prospectus has been prepared, used, authorized, approved, referred to or filed, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or an Issuer Free Writing Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Certificates or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (c) Promptly from time to time to take such action as the Underwriter may reasonably request in order to qualify the Publicly Offered Certificates for offering and sale under the securities laws of such states as the Underwriter may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Publicly Offered Certificates; provided, that in connection therewith neither the Trust nor the Company shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction, and provided, further, that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Publicly Offered Certificates shall be at the Underwriter's expense;

            (d) To furnish the Underwriter with copies of the Registration Statement (including exhibits) and copies of the Prospectus and each Issuer Free Writing Prospectus as amended or supplemented in such quantities as the Underwriter may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus shall be at the time required by law (or required to be delivered but for Rule 172 under the Act) in connection with sales of any Publicly Offered Certificates, either (i) any event shall have occurred as a result of which the Prospectus or an Issuer Free Writing Prospectus, as the case may be, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, as amended or supplemented, or an Issuer Free Writing Prospectus, as the case may be, to notify the Underwriter and upon its request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request an amendment or a supplement to the Prospectus or an Issuer Free Writing Prospectus, as the case may be, which will correct such statement or omission or effect such compliance; and in case the Underwriter is required by law to deliver a prospectus in connection with sales of any of such Publicly Offered Certificates at any time six months or more after the Closing Date, upon the Underwriter's request, but at its own expense, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented prospectus complying with the Act;

            (e) To make generally available upon request to Holders of the Publicly Offered Certificates as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Company complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after the Closing Date;

            (f) So long as any of the Publicly Offered Certificates are outstanding, to furnish the Underwriter copies of all reports or other communications (financial or other) furnished to Holders of Certificates, and to deliver to the Underwriter during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Pooling and Servicing Agreement and the Assignment Agreement; and (iii) such additional information concerning the business and financial condition of the Company or the Trust as the Underwriter may from time to time reasonably request; and

            (g) Not to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the Commission's filing fees with respect to the Publicly Offered Certificates; (ii) the fees, disbursements and expenses of counsel and accountants for the Company in connection with the issue of the Publicly Offered Certificates and all other expenses in connection with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, the Pooling and Servicing Agreement, any Blue Sky Supplement and any term sheets, computational materials, preliminary and final prospectus supplements and any other document produced in connection with the offering, purchase, sale and delivery of the Publicly Offered Certificates; (iv) all expenses in connection with the qualification of the Publicly Offered Certificates for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Supplement; (v) any fees charged by securities rating services for rating the Publicly Offered Certificates; (vi) the cost of preparing the Publicly Offered Certificates; (vii) the fees and expenses of the Trustee and of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Publicly Offered Certificates;
(viii) any cost incurred in connection with the designation of the Publicly Offered Certificates for trading in PORTAL; and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, Section 8 and Section 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Publicly Offered Certificates by it and any advertising expenses connected with any offers it may make.

            7. The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Pooling and Servicing Agreement, the Bill of Sale, the Assignment Agreements and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

            (b) Cadwalader, counsel to the Company and the Underwriter, shall have furnished to the Underwriter its written opinions, dated the Time of Delivery, in form and substance satisfactory to the Underwriter;

            (c) In-house counsel for the Company shall have furnished to the Underwriter a written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter;

            (d) Counsel for Aames satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (e) Counsel for NovaStar satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (f) Counsel for each Servicer satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (g) Counsel for each Custodian satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (h) Counsel for the Securities Administrator satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (i) Counsel for the Master Servicer satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (j) Counsel for the Trustee satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

            (k) The independent accountants of the Company or other accountants acceptable to the Underwriter shall have furnished to the Underwriter a letter or letters, dated on the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants' "comfort letters" and "agreed upon procedures letters" with respect to certain financial information contained in the Prospectus, in each case as to such matters as the Underwriter may reasonably request and in form and substance satisfactory to the Underwriter;

            (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery and (ii) since the respective dates as of which information is given in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus as first amended or supplemented;

            (m) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

            (n) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus;

            (o) The Company shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of its officers satisfactory to the Underwriter as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Section 7(a) above and as to such other matters as the Underwriter may reasonably request;

            (p) The Underwriter shall have received evidence satisfactory to it that the Publicly Offered Certificates are rated not lower than the ratings set forth in the Prospectus Supplement under the heading "Ratings";

            (q) All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement, the Assignment Agreements, the Bill of Sale and the Pooling and Servicing Agreement shall be satisfactory in form and substance to the Underwriter and its special counsel;

            (r) The Registration Statement shall be effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission and the Prospectus Supplement and each Free Writing Prospectus required to be filed by the Company pursuant to Section 5(a) shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act or Rule 433 under the Act, as applicable; and

            (s) The Underwriter and its special counsel shall have received copies of all documents and other information as they may reasonably request, in form and substance satisfactory, to the Underwriter and its special counsel, with respect to such transactions and the taking of all proceedings in connection therewith.

            8. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of clauses (1), (2) and (3), will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim or (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information contained in any Underwriter Free Writing Prospectus (as defined herein), or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale, or (3) any breach of the representation and warranty in Section 1(q), and, in the case of clauses (1),
(2) and (3), will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with (i) information with respect to which the Underwriter has agreed to indemnify the Company pursuant to Section 8(b).

            (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading, in the Underwriter Statements and (ii) any untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that the Underwriter shall not be obligated to so indemnify and hold harmless (A) to the extent such loss, liability, claim, damage or expense is caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale or (B) with respect to information that is also contained in the Time of Sale Information.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Publicly Offered Certificates to which such loss, claim, damage or liability (or actions in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Publicly Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter with respect to any Publicly Offered Certificates under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

            9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made in connection with the issuance of Certificates by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Publicly Offered Certificates.

            10. If for any reason the Publicly Offered Certificates are not delivered by or on behalf of the Securities Administrator as provided herein, other than by the Underwriter's failure to comply with its obligations hereunder, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Publicly Offered Certificates, but the Company shall be under no further liability to the Underwriter with respect to such Publicly Offered Certificates except as provided in Section 6 and Section 8 hereof.

            11. (a) In connection with the offering of the Publicly Offered Certificates, the Underwriter may prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions the Underwriter agrees):

            (i) Unless preceded or accompanied by the Prospectus, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (3) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. Without the Company's prior written consent, the Underwriter shall not convey or deliver in connection with the initial offering of the Publicly Offered Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Act.

            (ii) The Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Company, (a) any Free Writing Prospectus that was prepared by or on behalf of the Underwriter (an "Underwriter Free Writing Prospectus") and contains any "issuer information," as defined in Rule 433(h) under the Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information"), and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Publicly Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriter to the Company not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (B) the date of first use of such Free Writing Prospectus.

            (iii) The Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section 11(a)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Publicly Offered Certificates by the Underwriter in connection with its offer and sale of the Publicly Offered Certificates.

            (iv) The Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 11(a)(ii), when read in conjunction with the Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale.

            (v) The Company agrees to file with the Commission the following:
      (A) any Issuer Free Writing Prospectus; (B) any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to
      Section 11(a)(ii); and (C) any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications. Notwithstanding the foregoing, the Company shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Publicly Offered Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Publicly Offered Certificates or the offering of the Publicly Offered Certificates which does not reflect the final terms thereof.

            (vi) Any Free Writing Prospectus required to be filed pursuant to
      Section 11(a)(v) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that: (A) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Publicly Offered Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Publicly Offered Certificates and the date of first use; (B) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Publicly Offered Certificates pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus; (C) any Free Writing Prospectus required to be filed pursuant to Section 11(a)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (vii) The Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus. Notwithstanding the foregoing, the Underwriter shall file with the Commission any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (viii) Notwithstanding the provisions of Sections 11(a)(v) and 11(a)(vii), neither the Company nor the Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and the Underwriter shall not be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Publicly Offered Certificates.

            (ix) The Company and the Underwriter each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

            The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

            (x) (A) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriter of such untrue statement or omission within one business day after discovery and the Company shall, if requested by the Underwriter, prepare and deliver to the Underwriter a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

                  (B) In the event that the Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Publicly Offered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery.

                  (C) The Underwriter shall, if requested by the Company:

                        (1) if the Defective Free Writing Prospectus was an
                  Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                        (2) deliver the Corrected Free Writing Prospectus to
                  each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

                        (3) notify such investor in a prominent fashion that the
                  prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

                        (4) provide such investor with an opportunity to
                  affirmatively agree to purchase the Publicly Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and

                        (5) comply with any other requirements for reformation
                  of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

                  (D) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriter shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriter for such costs; provided that, before incurring such costs, the Underwriter first permits the Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

            (xi) The Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Publicly Offered Certificates that contains Issuer Information to a prospective purchaser of Publicly Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

            12. All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and shall be sufficient in all respects, if delivered or sent by registered mail to the Underwriter, to the address of the Underwriter, Attention: Registration Department, set forth above; if to the Company, to the address of the Company set forth in the Prospectus, Attention: President.

            13. This Agreement shall be binding upon, and inure solely to the benefit of the Underwriter, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Publicly Offered Certificates from the Underwriter shall be deemed a successor or assign merely by reason of such purchase.

            14. Time shall be of the essence of this Agreement.

            15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitations of any kind.



                            [SIGNATURE PAGE FOLLOWS]

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.


                                     Very truly yours,


                                     GS MORTGAGE SECURITIES CORP.



                                     By: /s/  Michelle Gill
                                         ---------------------------------------
                                         Name:   Michelle Gill
                                         Title:  Vice President




Accepted as of the date hereof:


GOLDMAN, SACHS & CO.


By: /s/  Greg A. Finck
    -----------------------------
    Name:   Greg A. Finck
    Title:  Managing Director

                                   SCHEDULE I
                                   ----------


                    Approximate
                   Initial Class          Pass-Through                            Ratings
   Class        Principal Balance(1)          Rate              Type           (S&P/Moody's)
----------------------------------------------------------------------------------------------
    A-1           $  353,741,000           Variable(2)         Senior             AAA/Aaa
    A-2A          $  230,823,000           Variable(3)         Senior             AAA/Aaa
    A-2B          $   65,795,000           Variable(4)         Senior             AAA/Aaa
    A-2C          $   85,335,000           Variable(5)         Senior             AAA/Aaa
    A-2D          $   33,516,000           Variable(6)         Senior             AAA/Aaa
    M-1           $   45,700,000           Variable(7)      Subordinate           AA+/Aa1
    M-2           $   41,593,000           Variable(8)      Subordinate            AA/Aa2
    M-3           $   25,161,000           Variable(9)      Subordinate           AA-/Aa3
    M-4           $   21,567,000          Variable(10)      Subordinate            A+/A1
    M-5           $   20,539,000          Variable(11)      Subordinate             A/A2
    M-6           $   16,431,000          Variable(12)      Subordinate            A-/A3
    M-7           $   12,837,000          Variable(13)      Subordinate          BBB+/Baa1
    M-8           $    8,729,000          Variable(14)      Subordinate           BBB/Baa2
    M-9           $   11,811,000          Variable(15)      Subordinate          BBB-/Baa2
    R             $           50            N/A(16)       Senior/Residual         AAA/N/A
    RC            $          100            N/A(16)       Senior/Residual         AAA/N/A
    RX            $           50            N/A(16)       Senior/Residual         AAA/N/A


(1)   Subject to a variance of +/- 5%.

(2) The Class A 1 certificates will have a pass through rate equal to the least of (i) one month LIBOR plus 0.140% (0.280% after the first distribution date on which the optional clean up call is exercisable),
      (ii) the Loan Group I Cap, as described in the prospectus supplement under "Description of the Certificates--Calculation of Interest and Principal" and (iii) the WAC Cap, as described in the prospectus supplement under "Description of the Certificates--Calculation of Interest and Principal."

(3) The Class A 2A certificates will have a pass through rate equal to the least of (i) one month LIBOR plus 0.070% (0.140% after the first distribution date on which the optional clean up call is exercisable),
      (ii) the Loan Group II Cap, as described in the prospectus supplement under "Description of the Certificates--Calculation of Interest and Principal" and (iii) the WAC Cap.

(4) The Class A 2B certificates will have a pass through rate equal to the least of (i) one month LIBOR plus 0.130% (0.260% after the first distribution date on which the optional clean up call is exercisable),
      (ii) the Loan Group II Cap and (iii) the WAC Cap.

(5) The Class A 2C certificates will have a pass through rate equal to the least of (i) one month LIBOR plus 0.170% (0.340% after the first distribution date on which the optional clean up call is exercisable),
      (ii) the Loan Group II Cap and (iii) the WAC Cap.

(6) The Class A 2D certificates will have a pass through rate equal to the least of (i) one month LIBOR plus 0.230% (0.460% after the first distribution date on which the optional clean up call is exercisable),
      (ii) the Loan Group II Cap and (iii) the WAC Cap.

(7) The Class M 1 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.250% (0.375% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(8) The Class M 2 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.290% (0.435% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(9) The Class M 3 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.320% (0.480% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(10) The Class M 4 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.390% (0.585% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(11) The Class M 5 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.410% (0.615% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(12) The Class M 6 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.460% (0.690% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(13) The Class M 7 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 0.950% (1.425% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(14) The Class M 8 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 1.700% (2.550% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(15) The Class M 9 certificates will have a pass through rate equal to the lesser of (i) one month LIBOR plus 2.750% (4.125% after the first distribution date on which the optional clean up call is exercisable) and
      (ii) the WAC Cap.

(16) The Class R, Class RC and Class RX certificates are not entitled to receive any distributions of interest.

                                   SCHEDULE II
                                   -----------

                                 Purchase Price
                                 --------------



The purchase price for the Publicly Offered Certificates shall equal 99.975% of the aggregate class principal balance of the Publicly Offered Certificates set forth on Schedule I.

                                  SCHEDULE III
                                  ------------

                        Principal Amount of Certificates
                        --------------------------------



                            Principal      Principal      Principal        Principal       Principal      Principal      Principal
                            Amount of      Amount of      Amount of        Amount of       Amount of      Amount of      Amount of
       Underwriter          Class A-1     Class A-2A      Class A-2B      Class A-2C      Class A-2D      Class M-1      Class M-2
------------------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.....  $353,741,000   $230,823,000    $65,795,000      $85,335,000     $33,516,000    $45,700,000     $41,593,000

Total...................  $353,741,000   $230,823,000    $65,795,000      $85,335,000     $33,516,000    $45,700,000     $41,593,000



                                             Principal      Principal      Principal       Principal       Principal     Principal
                        Principal Amount     Amount of      Amount of      Amount of       Amount of       Amount of     Amount of
       Underwriter        of Class M-3       Class M-4      Class M-5      Class M-6       Class M-7       Class M-8     Class M-9
------------------------------------------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.....  $25,161,000       $21,567,000    $20,539,000    $16,431,000     $12,837,000     $8,729,000     $11,811,000

Total...................  $25,161,000       $21,567,000    $20,539,000    $16,431,000     $12,837,000     $8,729,000     $11,811,000



                          Principal      Principal       Principal
                          Amount of      Amount of       Amount of
       Underwriter         Class R        Class RC       Class RX
------------------------------------------------------------------------
Goldman, Sachs & Co.....    $50            $100            $50

Total...................    $50            $100            $50

                                   SCHEDULE IV
                                   -----------

                         Other Free Writing Prospectuses
                         -------------------------------



                                      None.